Exhibit 10.4
SECURITIES ESCROW AGREEMENT
     SECURITIES ESCROW AGREEMENT, dated as of __________, 2010 (the “Agreement”) by and among L&L Acquisition Corp., a Delaware corporation (the “Company”), John L. Shermyen, LLM Structured Equity Fund L.P., a Delaware limited partnership, LLM Investors L.P., a Delaware limited partnership, John A. Svahn, E. David Hetz, Alan W. Pettis and William A. Landman (collectively, the “Initial Stockholders”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).
     WHEREAS, the Company has entered into an Underwriting Agreement, dated __________, 2010 (“Underwriting Agreement”) with Morgan Joseph LLC, (“MJ” or the “Representative”), acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 5,000,000 units (not including the Underwriters’ over-allotment option) (the “Units”) of the Company’s securities. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant”). Each Warrant entitles the holder to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated __________, 2010 (“Prospectus”) comprising part of the Company’s registration statement on Form S-1 (File No. 333-168949) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on __________, 2010 (the “Effective Date”);
     WHEREAS, each of the Initial Stockholders has agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of its shares of Common Stock, as set forth opposite its name on Exhibit A attached hereto, in aggregate 1,437,500 shares consisting of (i) 638,889 shares (up to 83,333 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full) (the “First Tranche Shares”) and (ii) 798,611 shares (up to 104,167 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full) (the “Second Tranche Shares” and together with the First Tranche Shares, the “Escrow Shares”), in escrow as hereinafter provided;
     WHEREAS, the Company has entered into a Warrant Subscription Agreement with each of the Initial Stockholders dated __________, 2010, pursuant to which the Initial Stockholders have agreed to purchase an aggregate of 5,000,000 warrants (the “Private Warrants” and, together with the Escrow Shares, the “Escrow Securities”) in a private placement transaction;
     WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Private Warrants to deposit all of their respective Escrow Securities, as set forth opposite their respective names on Exhibit A attached hereto, with the Escrow Agent as hereinafter provided; and
     WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
     IT IS AGREED:
     1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
     2. Deposit of Escrow Securities. On or before the Effective Date, the Initial Stockholders shall deliver to the Escrow Agent certificates representing their respective Escrow Securities, in proper transfer order with medallion guaranteed stock powers, to be held and disbursed subject to the terms and conditions of this Agreement. The Initial Stockholders acknowledge and agree that the certificates representing the Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.
     3. Disbursement of the Escrow Securities. The Escrow Agent shall hold each of the Escrow Shares and the Private Warrants until the termination of their respective Escrow Periods (as defined below). In the case of the Escrow Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Escrow Shares are deposited with the Escrow Agent and ending on the date that is, with respect to the First Tranche Shares, one year following the consummation of the Company’s initial business combination (as such term is defined in the Registration Statement) and with respect to the Second Tranche Shares, the date of the first to occur, if ever, of (x) the last sales price of the Company’s Common Stock equaling or exceeding $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the consummation of a transaction following the Company’s initial business combination in which all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash consideration which equals or exceeds $18.00 per share; provided, that in the event neither (x) nor (y) has occurred within five years following the consummation of the Company’s initial business combination (the “Second Tranche Deadline”), the Second Tranche Shares shall be forfeited. In the case of the Private Warrants, the “Escrow Period” shall be the period beginning on the date the certificates representing the Private Warrants are deposited with the Escrow Agent and ending 30 days following the date of the consummation of the Company’s initial business combination. On the termination date of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse the Escrow Securities to such holders; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that (i) the Company is being liquidated at any time during the Escrow Period, (ii) up to an aggregate of 187,500 of the Escrow Shares have been forfeited because the Underwriters did not exercise their over-allotment option in full or (iii) the Second Tranche Shares have been forfeited because neither (x) nor (y) above occurred on or before the Second Tranche Deadline, then the Escrow Agent shall promptly destroy the certificates representing such Escrow Securities (or portion thereof, as applicable). The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.
     4. Rights of Initial Holder in Escrow Securities.
          4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, each Initial Stockholder shall retain all of its rights as a stockholder of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares; provided that the Initial Stockholders shall not vote the Second Tranche Shares until such time, if ever, that such shares are released to them.
          4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities other than the Second Tranche Shares shall be paid to the Initial Stockholders, but all dividends payable in cash with respect to the Second Tranche Shares or in stock or other non-cash property with respect to all of the Escrow Securities (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
          4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) upon the dissolution and liquidation of holder and the distribution of assets to its members, (ii) by gift to an immediate family member or member of any Initial Stockholder or to a trust, the beneficiary of which is an immediate family member or member of such Initial Stockholder, (iii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, (iv) pursuant to a qualified domestic relations order, (v) in the event of the Company’s liquidation prior to completion of its initial business combination or (vi) in the event of the Company’s consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company’s consummation of an initial business combination; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder that is transferring the Escrow Shares. Even if transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this Agreement and may be released from escrow only in accordance with Section 3 hereof. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.
          4.4 Insider Letters. Each Initial Stockholder has executed a letter agreement with the Representative and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement (each an “Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including, but not limited to, the liquidation of the Company.
     5. Concerning the Escrow Agent.
          5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.
          5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.
          5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
          5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.
          5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.
          5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.
     6. Miscellaneous.
          6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
          6.2 Entire Agreement. This Agreement and the Insider Letters contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged. In connection with any proposed amendment, the Escrow Agent may request an opinion of the Company’s counsel as to the validity of the proposed amendment as a condition to its execution of said amendment.
          6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

          6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.
          6.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:
if to the Escrow Agent, to:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attn: Leslie DeLuca
Fax No.: (212) 616-7620
if to the Company, to:
L&L Acquisition Corp.
265 Franklin Street, 20th Floor
Boston, MA 02110
Attn: John L. Shermyen
Fax No.: (617) 330-7759
and a copy, which shall not constitute notice, to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attn: Michael D. Maline, Esq.
Fax No.: (212) 355-3333
if to any Initial Stockholder, to the address set forth in Exhibit A hereto.
if the to the Underwriters, to:
Morgan Joseph & Co. Inc.,
600 Fifth Avenue, 19th Floor
New York, NY 10020
Attn: Tina Pappas
Fax No.: (212) 218-3760

with a copy, to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attn: Joel L. Rubinstein, Esq.
Fax No.: (212) 547-5444
     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
          6.6 Liquidation of Company; Forfeiture. The Company shall give the Escrow Agent prompt written notification of (i) the liquidation of the Company, (ii) forfeiture of up to an aggregate of 187,500 Escrow Shares held by the Initial Stockholders to the extent the Underwriters’ over-allotment option is not exercised in full, as further described in the Registration Statement or (iii) forfeiture of the Second Tranche Shares on the Second Tranche Deadline.
          6.7 Trust Account Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest, demand, damages, action, causes of action or claim of any kind whatsoever, known or unknown, foreseen or unforeseen, in law or equity (a “Claim”) that it has or may have against the Company or in or to any distribution of the trust account (the “Trust Account”) in which the proceeds of the initial public offering conducted by the Company pursuant to the Prospectus (the “IPO”) and the proceeds of the sale of the Private Warrants will be deposited and held for the benefit of the holders of the securities purchased in the IPO, as described in greater detail in the Prospectus, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.
          6.8 Third-Party Beneficiaries. Each Initial Stockholder hereby acknowledges that the Underwriters, including, without limitation, the Representative, are third-party beneficiaries of this Agreement and this Agreement cannot be modified or changed without the prior written consent of the Representative.
          6.9 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.
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     IN WITNESS WHEREOF, the Company has caused the execution of this Agreement as of the date first above written.

L&L ACQUISITION CORP.
By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

By:
John L. Shermyen

John L. Shermyen

LLM STRUCTURED EQUITY FUND L.P.
By:	LLM Advisors L.P., its General Partner
By:	LLM Advisors LLC, its General Partner
By:	LLM Capital Partners LLC, its Manager

By:
	Name:	Frederick S. Moseley, IV
	Title:	Managing Director

[signatures continue on following page]
Signature Page to Securities Escrow Agreement

LLM INVESTORS L.P.
By:	LLM Advisors L.P., its General Partner
By:	LLM Advisors LLC, its General Partner
By:	LLM Capital Partners LLC, its Manager

By:
	Name:	Frederick S. Moseley, IV
	Title:	Managing Director

John A. Svahn

E. David Hetz

Alan W. Pettis

William A. Landman

Signature Page to Securities Escrow Agreement

EXHIBIT A
LIST OF INITIAL STOCKHOLDERS

Name	First Tranche Shares	Second Tranche Shares	Warrants
John L. Shermyen 11715 NW 122 Terrace Alachua, Florida 32615 Fax No.: (386) 462-1247	303,632 shares (up to 39,604 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	379,540 shares (up to 49,505 of which will be forfeited if the Underwriter’s over-allotment option is not exercised in full)

LLM Structured Equity Fund L.P. 265 Franklin Street, 20th Floor Boston, MA 02110 Fax No.: (617) 330-7759	292,174 shares (up to 38,110 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	365,217 shares (up to 47,637 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

LLM Investors L.P. 65 Franklin Street, 20th Floor Boston, MA 02110 Fax No.: (617) 330-7759	11,458 shares (up to 1,495 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	14,323 shares (up to 1,868 of which will be forfeited if the Underwriter’s over-allotment option is not exercised in full)

John A. Svahn 4790 Caughlin Parkway, #317 Reno, Nevada 89519 Fax No.: n/a	8,625 shares (up to 1,125 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	10,781 shares (up to 1,406 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

E. David Hetz 14 Summit Avenue Kennebunkport, ME 04046 Fax No.: (617) 330-7759	8,625 shares (up to 1,125 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	10,781 shares (up to 1,406 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

Alan W. Pettis 5 Thunderbird Drive Newport Beach, CA 92660 Fax No.: n/a	8,625 shares (up to 1,125 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	10,781 shares (up to 1,406 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

William A. Landman 324 Grays Lane Haverford, PA 19041 Fax No.: (610) 896-3083	5,750 shares (up to 750 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	7,188 shares (up to 938 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

EXHIBIT B
ESCROW AGENT FEES
$2,400 annually for acting agent escrow fee.
First year agent fee to be paid at closing.